                                                                       EXHIBIT 5

                                 BAKER & DANIELS
                              600 EAST 96TH STREET
                                    SUITE 600
                           INDIANAPOLIS, INDIANA 46240
                                 (317) 569-9600

June 29, 2001


Tower Financial Corporation
116 East Berry Street
Fort Wayne, Indiana  46802

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Tower Financial Corporation, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 125,000 shares of the Company's common stock, without par value (the "Shares"), pursuant to the Company's 2001 Stock Option and Incentive Plan (the "Plan").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                  Very truly yours,

                                                  /s/ BAKER & DANIELS